TECHE HOLDING COMPANY
                         2004 STOCK-BASED INCENTIVE PLAN

1.   DEFINITIONS.

         "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Holding Company, as such terms are defined in Sections 424(e) and 424(f) of the Code.

         "Award" means, individually or collectively,  a grant under the Plan of
Non-Statutory  Stock  Options,   Incentive  Stock  Options,   Stock  Awards  and
Performance Awards.

         "Award Agreement" means an agreement evidencing and setting forth the terms of an Award.

         "Bank" means Teche Federal Savings Bank.

         "Board  of  Directors"  means  the board of  directors  of the  Holding
Company.

         "Change in Control" of the Holding Company or the Bank shall mean an event of a nature that: (i) would be required to be reported in response to Item
5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (ii) involves the sale of all, or a material portion, of the assets of the Holding Company or the Bank; (iii) involves the merger or re-capitalization of the Holding Company whereby the Holding Company is not the surviving entity; (iv) results in a change in control of the Holding Company, as otherwise defined or determined by the Office of Thrift Supervision ("OTS") or regulations promulgated by it; or (v) without limitation, such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company and any securities purchased by any tax qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) solicitations of shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan or reorganization, merger of consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company, other than by the Holding Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

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         "Committee"  means the committee  designated by the Board of Directors, pursuant to Section 2 of the Plan, to administer the Plan.

         "Common Stock" means the Common Stock of the Holding Company.

         "Date of Grant" means the effective date of an Award.

         "Director" means a member of the Board of Directors.

         "Disability" means any mental or physical condition with respect to which the Participant qualifies for and receives benefits for under a long-term disability plan of the Holding Company or an Affiliate, or in the absence of such a long-term disability plan or coverage under such a plan, "Disability" shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the Participant from fulfilling his duties or responsibilities to the Holding Company or an Affiliate.

         "Effective Date" means the date of approval of the Plan by a vote of the stockholders of the Holding Company.

         "Employee" means any person employed by the Holding Company or an Affiliate. Unless otherwise noted herein, a Director who is also employed by the Holding Company or an Affiliate shall be considered an Employee under the Plan.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exercise Price" means the price at which a Participant may purchase a share of Common Stock pursuant to an Option.

         "Fair Market Value" means the market price of Common Stock, determined by the Committee as follows:

         (i) If the Common Stock was traded on the date in question on The Nasdaq Stock Market then the Fair Market Value shall be equal to the closing price reported for such date;

         (ii) If the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

         (iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

         Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. The Committee's determination of Fair Market Value shall be conclusive and binding on all persons.

         "Holding Company" means Teche Holding Company.

         "Incentive Stock Option" means a stock option granted to a Participant, pursuant to Section 7 of the Plan, that is intended to meet the requirements of
Section 422 of the Code.

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         "Non-Statutory  Stock  Option"  means  a  stock  option  granted  to  a
Participant pursuant to the terms of the Plan but which is not intended to be and is not identified as an Incentive Stock Option or a stock option granted under the Plan which is intended to be and is identified as an Incentive Stock Option but which does not meet the requirements of Section 422 of the Code.

         "Option" means an Incentive Stock Option or Non-Statutory Stock Option.

         "Outside Director" means a member of the board(s) of directors of the Holding Company or an Affiliate who is not also an Employee of the Holding Company or an Affiliate.

         "Participant" means any person who holds an outstanding Award.

         "Performance Share Award" or "Performance Award" means an Award granted to a Participant pursuant to Section 9 of the Plan.

         "Plan"  means this Teche  Holding  Company 2004  Stock-Based  Incentive
Plan.

         "Retirement" means retirement from employment or service with the Holding Company or an Affiliate following attainment of not less than age 55 and completion of not less than ten years of service with the Holding Company or Affiliate, as applicable.

         "Stock  Award"  means an Award  granted to a  Participant  pursuant  to
Section 8 of the Plan.

         "Termination for Cause" shall mean termination because of a Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Holding Company and/or any subsidiary of the Holding Company and a Participant.

         "Trust" means a trust established by the Board of Directors in connection with this Plan to hold Common Stock or other property for the purposes set forth in the Plan.

         "Trustee" means any person or entity approved by the Board of Directors or its designee(s) to hold any of the Trust assets.

2.   ADMINISTRATION.

         (a) The Committee shall administer the Plan. The Committee shall consist of two or more disinterested Directors of the Holding Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be "disinterested" only if he satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Holding Company or an Affiliate who need not be disinterested, that may grant Awards and administer the Plan with respect to Employees, Outside Directors, and other individuals who are not considered officers or directors of the Holding Company under Section 16 of the Exchange Act or for whom Awards are not intended to satisfy the provisions of Section 162(m) of the Code.

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         (b) The Committee  shall (i) select the  individuals who are to receive
Awards under the Plan, (ii) determine the type, number, vesting requirements and other features and conditions of such Awards, (iii) interpret the Plan and Award Agreements in all respects and (iv) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

         (c) Each Award shall be evidenced by a written agreement ("Award Agreement") containing such provisions as may be required by the Plan and otherwise approved by the Committee. Each Award Agreement shall constitute a binding contract between the Holding Company or an Affiliate and the Participant, and every Participant, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include any additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, and at a minimum, the Committee shall set forth in each Award
Agreement: (i) the type of Award granted; (ii) the Exercise Price of any Option;
(iii) the number of shares subject to the Award; (iv) the expiration date of the Award; (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award; and (vi) the restrictions, if any, placed upon such Award, or upon shares which may be issued upon exercise of such Award. The President of the Holding Company, the Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Holding Company or an Affiliate and to cause them to be delivered to the recipients of Awards.

         (d) The Committee may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or an Affiliate for determinations to be made pursuant to the Plan, including the satisfaction of any conditions of a Performance Award. However, only the Committee or a portion of the Committee may certify the attainment of any conditions of a Performance Award intended to satisfy the requirements of Section 162(m) of the Code.

3.   TYPES OF AWARDS.

         The following Awards may be granted under the Plan:

         (a) Non-Statutory Stock Options.
         (b) Incentive Stock Options.
         (c) Stock Awards.
         (d) Performance Awards.

4.   STOCK SUBJECT TO THE PLAN; AWARD MAXIMUMS.

         Subject to adjustment as provided in Section 14 of the Plan, the maximum number of shares reserved for Awards under the Plan is 200,000. Subject to adjustment as provided in Section 14 of the Plan, the maximum number of shares reserved hereby for purchase pursuant to the exercise of Options, including Incentive Stock Options, granted under the Plan is 200,000, reduced by the issuance of any Stock Awards and Performance Share Awards. The maximum number of the shares reserved for Stock Awards and Performance Share Awards is 50,000 in the aggregate. The maximum number of shares that may be delivered to any person in accordance with Awards under the Plan shall not exceed 60,000 shares of

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Common Stock.  No  individual  shall be granted an amount of Stock Options which exceeds 25% of the total shares reserved for Awards under the Plan. No individual shall be granted an amount of Stock Awards and Performance Share Awards in excess of 30% of the total number of the shares reserved for Stock Awards and Performance Share Awards under the Plan. The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Trustee or the Holding Company, respectively. To the extent that Options and Stock Awards are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that Stock Awards or Options terminate, expire or are forfeited without having vested or without having been exercised, new Awards may be made with respect to these shares. Notwithstanding anything herein to the contrary, no Awards shall be made under the Plan prior to January 1, 2006.

5.   ELIGIBILITY.

         Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan.

6.   NON-STATUTORY STOCK OPTIONS.

         The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

         (a) Exercise Price. The Committee shall determine the Exercise Price of each Non-Statutory Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

         (b) Terms of Non-Statutory Stock Options. The Committee shall determine the term during which a Participant may exercise a Non-Statutory Stock Option, but in no event may a Participant exercise a Non-Statutory Stock Option, in whole or in part, more than ten (10) years from the Date of Grant. The Committee shall also determine the date on which each Non-Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option. The shares of Common Stock underlying each Non-Statutory Stock Option may be purchased in whole or in part by the Participant at any time during the term of such Non-Statutory Stock Option, or any portion thereof, once the Non-Statutory Stock Option becomes exercisable.

         (c) Non-Transferability. Unless otherwise determined by the Committee in accordance with this Section 6(c), a Participant may not transfer, assign, hypothecate, or dispose of in any manner, other than by will or the laws of intestate succession, a Non-Statutory Stock Option. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-Statutory Stock Option if such transfer or assignment is, in its sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Exchange Act. For purposes of this
Section 6(c), a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable intervivos trust as to which the Participant is both the settlor and trustee, or (b) a transfer for no consideration to: (i) any member of the Participant's Immediate Family, (ii) any trust solely for the benefit of members of the Participant's Immediate Family,
(iii) any partnership whose only partners are members of the Participant's Immediate Family, and (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the Participant's Immediate Family. For purposes of this

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Section 6(c), "Immediate Family" includes,  but is not necessarily limited to, a
Participant's parents, grandparents, spouse, children, grandchildren, siblings (including half bothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section 6(c) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Statutory Stock Option or portion thereof, and approval to transfer or assign any Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to such Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions proscribed by the Committee with respect to such Non-Statutory Stock Option.

         (d) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant's employment or other service for any reason other than Retirement, Disability or death, or Termination for Cause, the Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three (3) months following the date of such termination, or, if sooner, until the expiration of the term of the Option.

         (e) Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant's Retirement, the Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of one (1) year following the date of Retirement, or, if sooner, until the expiration of the term of the Non-Statutory Stock Option.

         (f) Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or other service due to Disability or death, all Non-Statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period one (1) year following the date of such termination, or, if sooner, until the expiration of the term of the Non-Statutory Stock Option.

         (g) Termination of Employment or Service (Termination for Cause). Unless otherwise determined by the Committee, in the event of a Participant's Termination for Cause, all rights with respect to the Participant's Non-Statutory Stock Options shall expire immediately upon the effective date of such Termination for Cause.

         (h) Acceleration Upon a Change in Control. In the event of a Change in Control, all Non-Statutory Stock Options held by a Participant as of the date of the Change in Control shall immediately become exercisable.

         (i) Delivery of Shares. Upon the exercise of a Non- Statutory Stock Option, payment by the Holding Company shall be made in the form of shares of Common Stock.

7.   INCENTIVE STOCK OPTIONS.

         The Committee may, subject to the limitations of the Plan and the availability of shares of Common Stock reserved but unawarded under this Plan, grant Incentive Stock Options to an Employee upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

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         (a) Exercise Price. The Committee shall determine the Exercise Price of each Incentive Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than 10% of the total combined voting securities of the Holding Company ("10% Owner"), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.

         (b) Amounts of Incentive Stock Options. To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Holding Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options in excess of such limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

         (c) Terms of Incentive Stock Options. The Committee shall determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than ten (10) years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five (5) years from the Date of Grant. The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option. The shares of Common Stock underlying each Incentive Stock Option may be purchased in whole or in part at any time during the term of such Incentive Stock Option after such Option becomes exercisable.

         (d) Non-Transferability. No Incentive Stock Option shall be transferable except by will or the laws of descent and distribution and is exercisable, during his lifetime, only by the Employee to whom the Committee grants the Incentive Stock Option. The designation of a beneficiary does not constitute a transfer of an Incentive Stock Option.

         (e) Termination of Employment (General). Unless otherwise determined by the Committee, upon the termination of a Participant's employment or other service for any reason other than Retirement, Disability or death, or Termination for Cause, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three (3) months following the date of such termination, or, if sooner, until the expiration of the term of the Incentive Stock Option.

         (f) Termination of Employment (Retirement). Unless otherwise determined by the Committee, in the event of a Participant's Retirement, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of one (1) year following the date of Retirement, or, if sooner, until the expiration of the term of the Incentive Stock Option. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the Participant exercises such Option more than three
(3) months following the Participant's cessation of employment.

         (g) Termination of Employment (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant's employment or other service due to Disability or death, all Incentive Stock Options held by such Participant shall immediately become exercisable and

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remain  exercisable  for a  period  one  (1)  year  following  the  date of such termination, or, if sooner, until the expiration of the term of the Incentive Stock Option.

         (h) Termination of Employment (Termination for Cause). Unless otherwise determined by the Committee, in the event of an Employee's Termination for Cause, all rights under such Employee's Incentive Stock Options shall expire immediately upon the effective date of such Termination for Cause.

         (i) Acceleration Upon a Change in Control. In the event of a Change in Control all Incentive Stock Options held by a Participant as of the date of the Change in Control shall immediately become exercisable.

         (j) Delivery of Share. Upon the exercise of an Incentive Stock Option, payment shall be made in the form of shares of Common Stock.

         (k) Disqualifying Dispositions. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code
(relating to certain disqualifying dispositions), within 10 days of such disposition.

8.   STOCK AWARDS.

         The Committee may make grants of Stock Awards, which shall consist of the grant of some number of shares of Common Stock, to a Participant upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

         (a) Grants of the Stock Awards. Stock Awards may only be made in whole shares of Common Stock. Stock Awards may only be granted from shares reserved under the Plan and available for award at the time the Stock Award is made to the Participant.

         (b) Terms of the Stock Awards. The Committee shall determine the dates on which Stock Awards granted to a Participant shall vest and any terms or conditions which must be satisfied prior to the vesting of any Stock Award or portion thereof. Any such terms or conditions shall be determined by the Committee as of the Date of Grant. To the extent that Stock Awards shall vest based upon performance goals which must be satisfied prior to the vesting of any installment or portion of a Stock Award, such performance goals shall be determined by the Committee either on an individual level, for all Participants, for all Stock Awards made for a given period of time, or as otherwise determined by the Committee. No Stock Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the earning or vesting of such Stock Award is subject have been achieved.

         (c) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant's employment or service for any reason other than Retirement, Disability or death, or Termination for Cause, any Stock Awards in which the Participant has not become vested as of the date of such termination shall be forfeited and any rights the Participant had to such Stock Awards shall become null and void.

         (d) Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant's Retirement, any Stock Awards in which the Participant has not

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become vested as of the date of Retirement shall be forfeited and any rights the
Participant had to such unvested Stock Awards shall become null and void.

         (e) Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of a termination of the Participant's service due to Disability or death, all unvested Stock Awards held by such Participant shall immediately vest as of the date of such termination.

         (f) Termination of Employment or Service (Termination for Cause). Unless otherwise determined by the Committee, or in the event of the Participant's Termination for Cause, all Stock Awards in which the Participant had not become vested as of the effective date of such Termination for Cause shall be forfeited and any rights such Participant had to such unvested Stock Awards shall become null and void.

         (g) Acceleration Upon a Change in Control. In the event of a Change in Control, all unvested Stock Awards held by a Participant shall immediately vest.

         (h) Issuance of Certificates. Unless otherwise held in Trust and registered in the name of the Trustee, reasonably promptly after the Date of Grant with respect to shares of Common Stock pursuant to a Stock Award, the Holding Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such Stock Award was granted, evidencing such shares; provided, that the Holding Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Teche Holding Company 2004 Stock-Based Incentive Plan, and Award Agreement entered into between the registered owner of such shares and Teche Holding Company or its Affiliates. A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of Teche Holding Company, 211 Willow Street, Franklin, Louisiana 70538."

         Such legend shall not be removed until the Participant becomes vested in such shares pursuant to the terms of the Plan and Award Agreement. Each certificate issued pursuant to this Section 8(i), in connection with a Stock Award, shall be held by the Holding Company or its Affiliates, unless the Committee determines otherwise.

         (i) Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

         The recipient of a Stock Award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the Stock Award until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any "swap" transaction is deemed to be a prohibited encumbrance.

         Unless determined otherwise by the Committee and except in the event of the Participant's death or pursuant to a domestic relations order, a Stock Award is not transferable and may be earned in his lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Stock Award is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

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

         If a recipient of a Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to such Stock Award may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six (6) months following the date of grant of the Stock Award.

         (j) Accrual of Dividends. Whenever shares of Common Stock underlying a Stock Award are distributed to a Participant or beneficiary thereof under the Plan, such Participant or beneficiary shall also be entitled to receive, with respect to each such share distributed, a payment equal to any cash dividends and the number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock if the record date for determining shareholders entitled to receive such dividends falls between the date the relevant Stock Award was granted and the date the relevant Stock Award or installment thereof is issued. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any dividends paid out on the shares related to the Stock Award.

         (k) Voting of Stock Awards. After a Stock Award has been granted but for which the shares covered by such Stock Award have not yet been vested, earned and distributed to the Participant pursuant to the Plan, the Trustee shall vote such shares of Common Stock held by any such Trust.

         (l) Delivery of Shares. Payment due to a Participant upon the redemption of a Stock Award shall be made in the form of shares of Common Stock.

9.   PERFORMANCE AWARDS.

         (a) The Committee may determine to make any Performance Award under the Plan contingent upon the satisfaction of any conditions related to the performance of the Holding Company, an Affiliate or of the Participant. To the extent that Performance Awards shall contingent upon performance goals which must be satisfied prior to the vesting of any installment or portion of such Performance Award, such performance goals shall be determined by the Committee either on an individual level, for all Participants, for all Performance Awards made for a given period of time, or as otherwise determined by the Committee. No Performance Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the earning or vesting of such Performance Award is subject have been achieved. Each Performance Award shall be evidenced in the Award Agreement, which shall set forth the applicable conditions, the maximum amounts payable and such other terms and conditions as are applicable to the Performance Award. Unless otherwise determined by the Committee, each Performance Award shall be granted and administered to comply with the requirements of Section 162(m) of the Code and subject to the following provisions:

         (b) Any Performance Award shall be made not later than 90 days after the start of the period for which the Performance Award relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any applicable conditions will be made by the Committee. The Committee may not increase during a year the amount of a Performance Award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the Award Agreement.

         (c) Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

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

         (d) A Participant who receives a Performance Award payable in Common Stock shall have no rights as a shareholder until the Common Stock is issued pursuant to the terms of the Award Agreement. The Common Stock may be issued without cash consideration.

         (e) A Participant's interest in a Performance Award may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

         (f) No Performance Award or portion thereof that is subject to the satisfaction of any condition shall be distributed or considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Performance Award is subject have been achieved; provided however, upon a Change in Control, all such conditions shall be deemed satisfied.

10.  METHOD OF EXERCISE OF OPTIONS.

         Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms permitted by the Committee, including, without limitation, payment by delivery of cash or Common Stock having a Fair Market Value on the day immediately preceding the exercise date equal to the total Exercise Price, or by any combination of cash and shares of Common Stock, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer in accordance with procedures approved by the Holding Company. Payment of the Exercise Price in full or partial payment in the form of Common Stock shall be made utilizing Common Stock that has been owned by the party exercising such Option for not less than six months prior to the date of exercise of such Option. No shares of Common Stock shall be issued until full payment of the Exercise Price has been received by the Holding Company.

11.  RIGHTS OF PARTICIPANTS.

         No Participant shall have any rights as a shareholder with respect to any shares of Common Stock covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing contained herein or in any Award Agreement confers on any person any right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate a Participant's employment or services.

12.  DESIGNATION OF BENEFICIARY.

         A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

13.  DILUTION AND OTHER ADJUSTMENTS.

         In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, re-capitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Holding Company, or in the event an extraordinary capital distribution is made, the Committee may make such adjustments to previously granted Awards to prevent dilution, diminution, or enlargement of the rights of the Participant, including any or all of the following:

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

         (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Awards under the Plan;

         (b) adjustments in the aggregate number or kind of shares of Common Stock or other securities underlying Awards already made under the Plan;

         (c) adjustments in the Exercise Price of outstanding Incentive and/or Non- Statutory Stock Options.

         No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. All Awards under this Plan shall be binding upon any successors or assigns of the Holding Company.

14.  TAXES.

         (a) Whenever under this Plan, cash or shares of Common Stock are to be delivered upon exercise or payment of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the withholding of such sums come from compensation otherwise due to the Participant or from any shares of Common Stock due to the Participant under this Plan or (iii) any combination of the foregoing; provided, however, that no amount shall be withheld from any cash payment or shares of Common Stock relating to an Award which was transferred by the Participant in accordance with this Plan.

         (b) If any disqualifying disposition described in Section 7(k) is made with respect to shares of Common Stock acquired under an Incentive Stock Option granted pursuant to this Plan, or any transfer described in Section 6(c) is made, or any election described in Section 15 is made, then the person making such disqualifying disposition, transfer, or election shall remit to the Holding Company or its Affiliates an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Holding Company or its Affiliates shall have the right to withhold such sums from compensation otherwise due to the Participant, or, except in the case of any transfer pursuant to Section 6(c), from any shares of Common Stock due to the Participant under this Plan.

         (c) The Trustee may deduct from any distribution of shares of Common Stock awarded to an Outside Director under this Plan, sufficient amounts of shares of Common Stock to cover any applicable tax obligations incurred as a result of vesting of the Stock Award.

15.  NOTIFICATION UNDER SECTION 83(b).

         A Participant may, in connection with the receipt of an Award, or thereafter, make the election permitted under Section 83(b) of the Code, provided that such Participant shall notify the Committee of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filings and notifications required pursuant to regulations issued under the authority of Section 83(b) of the Code.

16.  AMENDMENT OF THE PLAN AND AWARDS.

         (a) Except as provided in paragraph (c) of this Section 16, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively;

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

provided however, that provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by such law, regulation or otherwise. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions of this Plan will remain in full force and effect. No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

         (b) Except as provided in paragraph (c) of this Section 16, the Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant.

         (c) In no event shall the Board of Directors amend the Plan or shall the Committee amend an Award Agreement in any manner that has the effect of:

                  (i) Allowing any Option to be granted with an exercise price below the Fair Market Value of the Common Stock on the Date of Grant.

                  (ii) Allowing the exercise price of any Option previously granted under the Plan to be reduced subsequent to the Date of Award.

17.  EFFECTIVE DATE OF PLAN.

         The Board of Directors approved and adopted the Plan with an Effective Date being the date of approval of the Plan by a vote of a majority of the stockholders of the Holding Company present in person or by proxy and entitled to vote at a meeting of such stockholders. All amendments to the Plan are effective upon approval by the Board of Directors, subject to shareholder approval when specifically required under the Plan or applicable federal or state statutes, rules or regulations. The failure to obtain shareholder approval for such purposes will not affect the validity or other provisions of the Plan and any Awards made under the Plan.

18.  TERMINATION OF THE PLAN.

         The right to grant Awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the Effective Date; (ii) the issuance of a number of shares of Common Stock pursuant to the exercise of Options, and the distribution of Stock Awards and Performance Share Awards is equivalent to the maximum number of shares reserved under the Plan as set forth in Section 4 hereof. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant's vested rights under a previously granted Award.

19.  NO EMPLOYMENT RIGHTS.

         No Employee or other person shall have a right to be selected as a Participant under the Plan. Neither the Plan nor any action taken by the Committee in administration of the Plan shall be construed as giving any person any rights of employment or retention as an Employee or in any other capacity with the Holding Company or any Affiliate.

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

20.  APPLICABLE LAW.

         The Plan will be administered in accordance with the laws of the State of Louisiana to the extent not pre-empted by applicable federal law.

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